Exhibit 10.16

Portions of this exhibit have been omitted pursuant to a request for confidential treatment filed with the Securities and Exchange Commission. The omissions have been indicated by (“***”), and each page containing confidential information is footnoted with the phrase “FOIA Confidential Treatment”. The omitted text has been filed separately with the Securities Exchange Commission.

From:	19 TV Limited
33 Ransomes Dock
35-37 Parkgate Road
London SW11 4NP

Pearson Television Operations BV
1 Stephen Street
London W1T 1AL

6 July 2001

Dear Sirs

Pop Idol/Idols

We write to confirm our agreement with you as follows:

1.                                       Definitions

In this agreement the following words or expressions shall have the meaning set against them below:

1.1	“19 TV”	19 TV Limited

1.2	“Artist”	a singer taking part in a Competition

1.3	“Artist Merchandise”	products bearing the name or likeness of a Winning Artist or Finalist and otherwise touching or concerning a Winning Artist or Finalist (excluding Programme Merchandise)

1.4	“Artist Sponsorship”	advertising, endorsement or sponsorship using the name or likeness of a Winning Artist or Finalist

1.5	“Competition”	the competition forming part of the Series to find a Winning Artist in the Relevant Territory

1.6	“Domain Names”	domain names registered by 19 TV or Pearson including the Names or any names similar to the Names that may be registered

1.7	“Finalists”	the [ten] Artists reaching the final stages of the Competition in the Relevant Territory

1.8	“Format”	the television format “Pop Idol” or “Idols” created by 19

TV and developed by 19 TV and Pearson

1.9	“Format Fee”

*** per cent (***%) of all gross monies (excluding VAT or similar sales tax) received by the Local TV Company from a broadcaster for the production and transmission of a Programme or Series based on the Format

1.10	“Format Owners”	19 TV and Pearson jointly

1.11	“Gross Receipts”

gross monies received by or credited to 19 TV or Pearson (as appropriate) from exploitation of the relevant rights including (without limitation) any contributions by third parties to expenditure in relation to such rights

1.12	“Local Management Company”	the person, firm or corporation with whom the Winning Artist or Finalist in the Relevant Territory enters into a Management Agreement

1.13	“Local Record Company”	the person, firm or corporation with whom the Winning Artist or Finalist in the Relevant Territory enters into a Recording Agreement

1.14	“Local Merchandising and Sponsorship Company”	the person firm or corporation with whom the Winning Artist or Finalist in the Relevant Territory enters into a Merchandising and Sponsorship Agreement

1.15	“Local TV Company”	the person firm or corporation authorised to make Programmes or a Series in the Relevant Territory

1.16	“Management Agreement”	an agreement for the worldwide management of the career of the Winning Artist in a Relevant Territory

1.17	“Masters”

sound recordings featuring the Winning Artist released in the Relevant Territory upon which 19 Recordings Limited receives a royalty payment from the record company or any other entity undertaking the distribution of records

1.18	“Merchandising and Sponsorship Agreement”	an agreement for the exclusive worldwide right to use the name and likeness of the Winning Artist in a Relevant Territory for advertising, endorsement, merchandising and sponsorship

1.19	“Names”	“Pop Idol”, “Idols” and any other name approved by 19 TV and Pearson used in the Relevant Territory in connection with Programmes or a Series

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1.20	“Net Advance”	the gross advance received by 19 Recordings in respect of Masters after the deduction of:-

1.20.1 VAT;

1.20.2 advances paid to the Winning Artist;

1.20.3 advances to producers, mixers or remixers;

1.20.4 recording costs;

1.20.5 video costs;

1.20.6 tour support;

1.20.7 reserves in relation to royalties payable to the Winning Artist or producers, mixers or remixers;

1.20.8 other payments to third parties in relation to the Masters or any record embodying the Masters

1.21	“Net Receipts”	Gross Receipts after the deduction of:-

1.21.1 VAT or other sales taxes forming part of Gross Receipts;

1.21.2 out of pocket expenses reasonably incurred by 19 TV or Pearson (as appropriate) in relation to exploitation of the relevant rights;

1.21.3 payments required to be paid to third parties (for example to broadcasters) from the appropriate exploitation;

1.21.4 (in relation to merchandising and sponsorship) costs of style guide, production of marketing materials and trade mark registration;

1.21.5 (in relation to Websites) Pearson shall be entitled to:

(a) recoup the budget for production of the core site agreed with 19 TV;

(b)  recoup the costs of versioning the core site to produce local Websites which costs may include, for the avoidance of doubt, a reasonable charge (approved by 19 TV) for the services of Pearson’s in-house web team in producing and operating the versioned Website;

(c) deduct commissions paid to third parties for services provided in generating revenues, such as advertising and sponsorship sales;

(d) deduct third party costs, which may for the avoidance of doubt include a percentage of revenues paid to a third party in lieu of direct fees or services provided, such as hosting.

1.22	“Net Royalty”

the gross royalty (expressed as a percentage of dealer price) payable to 19 Recordings Limited less the royalty (expressed as a percentage of dealer price) payable by 19 Recordings Limited to the Winning Artist, producers, mixers, remixers, Pearson and the broadcaster

1.23	“Pearson”	Pearson Television Operations BV

1.24	“Pearson Associate”

a subsidiary of the RTL Group SA which is also a company in the group of companies providing the production businesses of the RTL Group falling under the responsibilities of the CEO of the RTL Production Businesses and, for the avoidance of doubt, specifically excluding any other company of the RTL Group, including any broadcasting company

1.25	“Producer Margin”

Pearson’s gross profit from production of any Programme or Series made for transmission in the United Kingdom (in calculating gross profit Pearson shall deduct all costs associated with the production of the Programme or Series including ***% overhead contribution in the United Kingdom

1.26	“Programme”	a television programme based on the Format

1.27	“Programme Merchandise”	products bearing, the Name(s) of a Programme or Series and developed from the Format, a Programme or Series such as books on the Programme or Series but excluding Video Rights and Artist Merchandise

1.28	“Programme Sponsorship”	third party sponsorship of Programmes or any Series but excluding Artist Sponsorship and on-air sponsorship

1.29	“Recording Agreement”	the exclusive recording agreement between the Local Record Company and the Winning Artist or Finalist for the Relevant Territory

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1.30	“Relevant Territory”	the country or countries for which Television Rights are granted to a Local TV Company

1.31	“Series”	a Series of Programmes based on the Format

1.32	“Telephony Rights”	the right to select and receive income from a telecommunications company for such company providing premium rate phone lines for a Programme or Series in the Relevant Territory

1.33	“Television Rights”

the right to develop and produce and license others to develop and produce and arrange for the broadcast or other transmission of a Programme or a Series in the Relevant Territory on any and all platforms including (without limitation) any form of cable, terrestrial or satellite TV (whether analogue or digital transmission) whether free to air on any form of pay television [and for the avoidance of doubt any streaming of Programmes or Series by way of internet protocols or any other transmission protocol of any kind]

1.34	“Territory”	the World

1.35	“Trade Marks”	the registered and unregistered trade marks in “Pop Idol”, “Idols” or any other Names

1.36	“Video Rights”	the right to make, distribute and sell mechanical audio-visual devices (including VHS and DVD) of a Programme or a Series in the Relevant Territory

1.37	“Website”	the official website for a Programme or Series in the Relevant Territory

1.38	“Winning Artist”	the winner of the Competition in the Relevant Territory

2.             Ownership

2.1           The Format shall be owned by 19 TV and Pearson in the indivisible shares two thirds to 19TV and one third to Pearson.  To the extent required 19 TV hereby irrevocably assigns to Pearson with full title guarantee such share of the Copyright and other intellectual property rights in and to the Format throughout the Territory for the full period of copyright (including all renewals and extensions thereof).

2.2            The Domain Names shall be owned by 19 TV and Pearson in the shares two thirds to 19 TV and one third to Pearson.

2.3            The Trade Marks shall be owned by 19 TV and Pearson in the shares two thirds to 19 TV and one third to Pearson.

2.4            The ownership pursuant to 2.1, 2.2 and 2.3 above shall be as tenants in common.  Neither party shall exploit or sell its share of the Format except as provided herein.

3.             License of Television Rights

3.1            The Format Owners license to Pearson the sole and exclusive right to exploit the Television Rights throughout the Territory.  Pearson Television Productions Limited shall be the Local TV Company for the United Kingdom and shall enter into an agreement with ITV Network Limited for broadcast of the first Series in the United Kingdom in a form consistent with the Letter of Intent attached as Exhibit ‘A’.  Pearson shall sub-licence Television Rights to Local TV Companies approved by 19 TV.  Pearson Associates are deemed approved by 19 TV.  Any Local TV Company not being a Pearson Associate shall be deemed approved by 19 TV if the agreement with such company guarantees the Programme or Series is to be broadcast on free to air TV.

3.2           The Local TV Company shall pay the Format Fee to the Format Owners in consideration of the licence of Television Rights.  If the Local TV Company is not a Pearson Associate, Pearson shall be entitled to retain ***% of the Format Fee and shall pay to the Format Owners ***% of the Format Fee. The ***% of Format Fee retained by Pearson shall be in consideration of Pearson selling the Television Rights and supervising the quality of the production of Programmes or Series by the Local TV Company.

3.3           Pearson shall pay to 19 TV ***% of the Producer Margin on all Programmes or Series made by Pearson for transmission in the United Kingdom.

3.4           Pearson will account to 19 TV for *** of all Format Fees received by Pearson from Local TV Companies.

3.5           Pearson will procure the following co-producer credit appears on the first or last roll credit (at 19 TV’s election) on all copies of any Programme or Series made for transmission in the United Kingdom:

“Produced In Association with 19 TV Limited or Co Produced by 19 TV Limited” (at 19 TV’s election)

3.6           Pearson will procure the following credits appear on all copies of Programmes in the first Series made for transmission in the United Kingdom:

“Co-Executive Producers Richard Holloway and Nigel Lythgoe”

“Associate Producer - Simon Fuller”

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3.7           Pearson will pay to 19 TV a fee of £*** for the services of Nigel Lythgoe as Executive Producer and a fee of £*** for the services of Simon Fuller as Associate Producer.

3.8           19 TV will have the right to select all musical compositions to be used in each Programme or Series made for transmission in the United Kingdom or the United States of America.  19 TV will have the right to approve all musical compositions to be used in each Programme or Series made for transmission outside the United Kingdom or USA (such approval not to be unreasonably withheld). Pearson undertake to include such selection or approval right in each licence of Television Rights.  It is acknowledged musical compositions selected or approved have to be cleared for use in the Programme or Series concerned.

4.             The Competition

4.1           Each Local TV Company shall be entitled to operate the Competition as part of the licence of Television Rights.  The form of the Competition is to take in each Relevant Country and (other than those set out in 4.2 below) the prizes to be awarded to the Winning Artist shall be approved by Pearson and 19 TV.

4.2           Each Local TV Company will be required to enter into a TV Contract with each Finalist pursuant to which each Finalist will:-

4.2.1                        enter into a Recording Agreement with the Local Record Company;

4.2.2        enter into a Merchandising and Sponsorship Agreement with the Local Merchandising and Sponsorship Company in a form approved by Pearson and 19 TV;

4.2.3        enter into a Management Agreement with the Local Management Company in a form approved by Pearson and 19 TV;

4.2.4        agree restrictions on that Artist’s appearances on television or ability to release records for at least 3 months after transmission of the Programme or Series;

4.2.5        agree to keep all aspects of the Programme or Series strictly confidential.

4.3           It is agreed that for the United Kingdom:-

4.3.1        the Local Record Company will be 19 Recordings Limited;

4.3.2        the Local Merchandising and Sponsorship Company will be 19 Merchandising Limited; and

4.3.3        the Local Management Company will be 19 Management Limited.

4.4           It is agreed that for the United States of America: -

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4.4.1        the Local Record Company shall be 19 Recordings Limited or its nominee;

4.4.2        the Local Merchandising and Sponsorship Company shall be 19 Merchandising Limited or its nominee;

4.4.3        the Local Management Company shall be 19 Management Limited or its nominee.

4.5           It is agreed that for each Relevant Territory outside the United Kingdom and the United States of America:

4.5.1        the Local Record Company shall be designated by 19 TV after consultation with Pearson;

4.5.2        the Local Merchandising and Sponsorship Company shall be a Pearson Associate or such other company selected by mutual agreement between 19 TV and Pearson;

4.5.3        the Local Management Company shall be selected by mutual agreement between 19 TV and Pearson.

5.             Licence of Programme Merchandise and Programme Sponsorship Rights

5.1           Pearson shall be entitled to exploit Programme Merchandise in relation to Programmes or Series made for transmission in the United Kingdom.

5.2           19 TV shall be entitled to Programme Sponsorship rights in relation to Programmes or Series made for transmission in the United Kingdom.

5.3           In each Relevant Territory outside the United Kingdom Pearson or a Pearson Associate shall exploit Programme Merchandise and Programme Sponsorship.  If Pearson or a Pearson Associate does not wish to exploit such rights the identity of the third party to be granted such rights shall be approved by 19 TV and the terms of such grant shall be approved by 19 TV.

5.4           Pearson shall pay to 19 TV: -

5.4.1        ***% of Net Receipts from exploitation of Programme Merchandise in the Programmes or Series made for transmission in the United Kingdom;

5.4.2        ***% of Net Receipts from exploitation of Programme Merchandise in Programmes or Series made for transmission outside the United Kingdom;

5.4.3        ***% of Net Receipts from exploitation of Programme Sponsorship in Programmes or Series made for transmission outside the United Kingdom.

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5.5           19 TV shall pay to Pearson ***% of Net Receipts from exploitation of Programme Sponsorship for Programmes or Series made for transmission in the United Kingdom.

5.6           19 TV and Pearson shall consult each other in relation to the negotiation of agreements with third parties for Programme Sponsorship and Programme Merchandise.

5.7           Pearson acknowledge that 19 TV may negotiate Programme Sponsorship agreements that include elements of exploitation of Programme Merchandise or Internet Rights.  19 TV shall obtain Pearson’s approval (not to be unreasonably withheld) of the contract and terms for such elements and the Net Receipts from such elements will be divided in the appropriate shares pursuant to this agreement.

6.             License of Video Rights

6.1           The Video Rights for Programmes or Series made for transmission in the United Kingdom and United States of America are exclusively licensed to 19 TV.

6.2           The Video Rights for Programmes or Series made for transmission in the Territory excluding the United Kingdom and United States of America are exclusively licensed to Pearson.

6.3           19 TV agree to pay to Pearson ***% of Net Receipts from exploitation of Video Rights pursuant to 6.1 above.

6.4           Pearson agree to pay to 19 TV ***% of Net Receipts from exploitation of Video Rights pursuant to 6.2 above.

7.             Internet Rights

7.1           Pearson will build all Websites using the Domain Names at Pearson’s sole expense including the building of the core site, versioning the core site for each Relevant Territory and maintenance, updating and running costs for each Website.

7.2           The design of the core site will be approved by 19 TV.

7.3           Pearson will pay to 19 TV ***% of Net Receipts from the operation of Websites.

8.             Telephony Rights

8.1            Pearson will have the exclusive right to exploit Telephony Rights throughout the Territory.

8.2            Pearson will pay to 19 TV ***% of Net Receipts from exploitation of Telephony Rights.

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9.             Winning Artist Rights

9.1           19 TV agrees to procure the payment to Pearson by 19 Recordings Limited or other Local Record Company of a royalty of ***% of dealer price on records embodying Masters on the first album or associated singles released by the Winning Artist (“First Album Masters”) in the Relevant Territory.

9.2           19 TV agrees to procure the payment to Pearson by 19 Recordings Limited or other Local Record Company of a royalty on records embodying Masters (other than First Album Masters).  The royalty will be ***% of dealer price subject to 9.3 below.

9.3           The royalty payable to Pearson pursuant to 9.2 above shall reduce pro rata if the Net Royalty payable to 19 Recordings Limited is reduced from that payable on Masters embodied on First Album Masters.

9.4           The royalties to Pearson will be calculated and accounted on the same price and subject to the same reductions, deductions and pro-rations as the royalty payable to 19 Recordings Limited by any record company or other entity undertaking the distribution of records.  The royalties will be paid to Pearson at the same time as the royalties payable to 19 Recordings Limited and will be subject to recoupment of advances to Winning Artists, payments to producers, mixers or remixers, recording costs, video costs, tour support and TV or radio advertising costs to the same extent as recouped from the royalty payable to 19 Recordings.

9.5           19 TV agrees to procure the payment to Pearson by 19 Recordings Limited or Other Local Record Company of a pro rata share of any Net Advance received by 19 Recordings Limited.  The share shall be pro rata according to the Net Royalty and the royalty payable to Pearson pursuant to 9.1 or 9.2 above (as appropriate).

9.6           For the United Kingdom and the United States of America, 19 Merchandising Limited and 19 Management Limited shall be entitled to retain 100% of monies arising from the Artist Merchandising and Sponsorship Agreements or Artist Management Agreements and shall be under no obligation to account to Pearson or any Local TV Company for any monies arising from exploitation of Artist Merchandise and Artist Sponsorship rights or from management of Winning Artists.

9.7           For the Territory outside the United Kingdom and United States of America, Pearson shall account to 19 TV for ***% of monies received from the Local Merchandising and Sponsorship Company or the Local Management Company. Pearson shall ensure that the Local Merchandising and Sponsorship Company and the Local Management Company shall be obliged to remit to Pearson at least ***% of such Company’s net profits from rights in respect of the Winning Artist or Finalist.

9.8           19 TV agrees to procure the payment to the broadcaster in the Relevant Territory of a royalty on First Album Masters at the same rate and calculated on the same basis as the royalty referred to in 9.1 above.

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10.           Distribution of Finished Programmes

10.1         Pearson or a Pearson Associate shall distribute all Programmes or Series produced.

10.2         Pearson shall account (or shall procure that the Pearson Associate shall account) to the Format Owners for ***% of revenues received after deduction “off the top” of a selling commission of ***% of gross revenues, any share payable to a commissioning broadcaster and any third party costs associated with the licence.

11.           Accounting and Audit

11.1         Pearson will account to 19 TV for all sums due to 19 TV from Pearson as at 31 March, 30 June, 30 September and 31 December in each year. Pearson will prepare reasonably detailed accounting statements showing Gross Receipts and the calculation of Net Receipts from Pearson’s (or Pearson’s associated company’s) exploitation of the relevant rights.  Pearson will send such statements to 19 TV within 45 days after each accounting date accompanied by payment of sums shown to be due to 19 TV.

11.2         19 TV will account to Pearson for all sums due to Pearson from 19 TV as at 31 March, 30 June, 30 September and 31 December in each year.  19 TV will prepare reasonably detailed accounting statements showing Gross Receipts and the calculation of Net Receipts from 19 TV’s exploitation of the relevant rights.  19 TV will send such statements to Pearson within 45 days after each accounting date accompanied by payment of sums due to Pearson.

11.3         19 TV will have the right to inspect Pearson’s (or Pearson’s associated company’s) books and records insofar as they relate to the exploitation of rights in or production of Programmes or Series.  Any such inspection shall take place no more than once per year on reasonable prior notice.

11.4         Pearson will have the right to inspect 19 TV’s (or 19 TV’s associated company’s) books and records insofar as they relate to the exploitation of rights in Programmes or Series.  Any such inspection shall take place no more than once per year on reasonable prior notice.

11.5         All payments from Pearson to 19 TV or from 19 TV to Pearson are exclusive of VAT which shall be paid in addition upon receipt of a valid VAT invoice.

12.           Consultation

Pearson and 19 TV shall at all times consult each other in relation to the exploitation of their respective rights under this agreement.

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13.           Miscellaneous

13.1         Either party may assign this agreement and its rights in the Format to a parent, subsidiary or associated company or to a person, firm or corporation purchasing all of that party’s stock or assets.

13.2         The parties agree that the provisions of this agreement are not intended to confer any rights of enforcement on any third party.  The Contracts (Rights of Third Parties) Act 1999 shall not apply to this Agreement or to any of its provisions.

13.3         This agreement shall be governed by and construed in accordance with the Laws of England and Wales and the parties submit to the exclusive jurisdiction of the High Court of Justice in England.

If the above correctly reflects your understanding of our agreement please sign where indicated below.

Yours faithfully	Accepted and Agreed

/s/ Simon Fuller	/s/
for and on behalf of 19 TV Limited	for and on behalf of Pearson Television Operations BV